EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Community First Banking Company on Form S-8 of our report dated February 4, 1997 (except for note 15, as to which the date is February 11, 1997), appearing in the Prospectus dated May 14, 1997 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.


PORTER KEADLE MOORE LLP
Atlanta, Georgia
February 25, 1998